As filed with the Securities and Exchange Commission on July 13, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JX LUXVENTURE LIMITED

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Bin Hai Da Dao No. 270

Lang Qin Wan Guo Ji Du Jia Cun Zong He Lou

Xiu Ying District

Haikou City, Hainan Province 570100

People’s Republic of China

(Address of Principal Executive Offices, including zip code)

JX LUXVENTURE 2022 EQUITY INCENTIVE PLAN

(Full title of the plan)

Copies of Correspondence to:

Bin Hai Da Dao No. 270

Lang Qin Wan Guo Ji Du Jia Cun Zong He Lou

Xiu Ying District

Haikou City, Hainan Province 570100

People’s Republic of China

+ (86) 595 8889 6198

(Name, address, and telephone number, including area

code, of agent for service)

Joe Laxague Eleanor Osmanoff The Crone Law Group, P.C. 420 Lexington Avenue Suite 2446 New York, NY 10170 917-679-5931

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒
Smaller Reporting Company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTORY NOTE

This Registration Statement on Form S-8 of JX Luxventure Limited (the “Company,” the “Registrant,” “we” or “our”), for the purpose of registering 6,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), issuable under the JX Luxventure Equity Incentive Plan (the “2022 Plan”). The 2022 Plan was adopted by the board of directors of the Company on January 11, 2022, in accordance with the Company’s Bylaws and the Marshall Island Business Corporations Act (the “BCA”) and authorized for issuance 10,000,000 shares of Common Stock. On February 11, 2022, the Company registered 4,000,000 shares of Common Stock under the 2022 Plan pursuant to the registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) (the “Prior Registration Statement”). As of the date of this Registration Statement, all of the 4,000,000 shares of common stock registered in the Prior Registration Statement were issued by the Company.

This Registration Statement relates to the Common Stock, the same class of securities of the Company as to which the Prior Registration Statement relate and is filed pursuant to Instruction E of the General Instructions to Form S-8 regarding registration of additional securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement, to the extent relating to the registration of shares of Common Stock under the 2022 Plan and, except as otherwise set forth in this Registration Statement, are incorporated by reference herein. This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Commission allows to incorporate by reference the information the Company filed with the Commission. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Commission will update and supersede this information. The Company incorporates by reference the documents listed below that have been previously filed with the Commission, except that information furnished under Item 2.02 or Item 7.01 of the Company’s Current Reports on Form 6-K or any other filing indicated that such information is being furnished and not “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not deemed to be filed and not incorporated by reference herein:

●	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the Commission on May 13, 2022, which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

●	The Company’s Reports on Form 6-K, furnished to the Commission on May 24, 2022, June 2, 2022, and June 22, 2022;

●	The description of the Company’s Common Stock contained in the Form 8-A12B, filed with the Commission on October 24, 2012, and any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents subsequently filed by the Company after the date of this Registration Statement under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold, or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this registration statement and shall be a part of this Registration Statement from the date of filing such documents.

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For purposes of this Registration statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

INDEX TO EXHIBITS

Exhibit	Description
5.1*	Opinion of Hauzen LLP
23.1*	Consent of Onestop Assurance PAC
23.2*	Consent of Hauzen LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the Signature Page to this Registration Statement)
99.1	JX Luxventure Limited 2022 Equity Incentive Plan (Incorporated by reference to Exhibit 99.1 to the S-8 Registration Statement filed with the SEC on February 11, 2022)
107*	Filing Fee Table

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Haikou City, People’s Republic of China, on this 13th day of July, 2022.

JX LUXVENTURE LIMITED

By	/s/ Sun Lei
Sun Lei
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement on Form S-8 appears below hereby constitutes and appoints Sun Lei and Keyan Yan, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to sign any registration statement for the same offering covered by this Registration Statement on Form S-8 that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 13, 2022.

SIGNATURE	TITLE

/s/ Sun Lei	Chief Executive Officer and Director
Sun Lei	(Principal Executive Officer)

/s/ Keyan Yan	Interim Chief Financial Officer and Director
Keyan Yan	(Principal Financial and Accounting Officer)

/s/ Li Huidan	Chairman and Director
Li Huidan

/s/ Baojun Zhu	Director
Baojun Zhu

/s/ He Long Hai	Director
He Long Hai

/s/ Mu Ruifeng	Director
Mu Ruifeng

/s/ Jin Yan	Director
Jin Yan

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